UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2022

WORLD HEALTH ENERGY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30256	59-2762023
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation	Number)	Identification No.)

1825 NW Corporate Blvd. Suite 110, Boca Raton, FL 33431
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 870-0440

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

The disclosures set forth in Item and 2.01 of this Current Report on Form 8-K are incorporated herein by reference

Item 2.01 Completion of Acquisition or Disposition of Assets

On June 22, 2022, World Health Energy Holdings, Inc., (the “Company” or “WHEN”) completed the acquisition of a 26% equity interest in CrossMobile S.P.Zoo, a company formed under the laws of Poland (“CrossMobile”). As previously disclosed, on March 22, 2022 the Company, CrossMobile and the shareholders of CrossMobile entered into an Investment Agreement (the “Agreement”) pursuant to which the Company is to purchase 26% of the outstanding common share capital of CrossMobile on a fully diluted basis, in consideration of the issuance by the Company to CrossMobile of 10,000,000,000 restricted shares of Company common stock (the “Initial Investment”). Prior to the closing, Mr. Giora Rosenzweig, the Company CEO, held 40.67% and Mr. George Baumeohl, a director, held 3.33%, of the issued preferred share capital of CrossMobile), entered into an Investment Agreement (the “Agreement”)

CrossMobile is a licensed telecom mobile virtual network operator (“MVNO”) in Poland, providing the necessary licenses and key infrastructure in the EU. With its involvement in CrossMobile, the Company expects to provide advanced telecom, cybersecurity solutions and other next-generation value-added services to CrossMobile’s future product offerings.

Through December 22, 2024, the Company has the option to purchase additional shares of CrossMobile, such that following such additional purchase, the Company would hold approximately 51% of CrossMobile’s outstanding share capital on a fully diluted basis. In the event the Company elects to exercise the option, the Company shall issue such number of restricted shares of common stock of the Company calculated based on pre-money valuation of CrossMobile as determined by an independent appraiser agreed between the Company and CrossMobile.

Following the closing of the Initial Investment, Ms. Gaya Rozensweig, a Company director, was appointed to the CrossMobile board of directors.

Item 3.02 Unregistered Sales of Equity Securities

The disclosures set forth above in Item 2.01 of this Current Report on Form 8-K are incorporated herein by reference.

The foregoing issuance of the Shares were made in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), in reliance upon exemptions from the registration requirements of the Act in transactions not involving a public offering, including, but not limited to the exemption provided pursuant to Rule 506(b) of Regulation D, as promulgated by the Securities and Exchange Commission under the Act for offers and sales of restricted securities in a private, non-public transactions.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Giora Rozensweig
June 28, 2022		Chief Executive Officer